EXHIBIT INDEX TO SCHEDULE 13G

EXHIBIT 1

Agreement among CGML, CGMHBL, CFP, CGM Holdings and Citigroup as to joint filing of Schedule 13G.

EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: August 11, 2025

Citigroup Global Markets Limited.

By: /s/ Simon Cumming

Title: Assistant Company Secretary

Citigroup Global Markets Holdings Bahamas Limited

By: /s/ David Graham

Title: UK Corporate Chain Controller

Citigroup Financial Products Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary

Citigroup Global Markets Holdings Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary

Citigroup Inc.

By: /s/ Ronny Ostrow

Title: Assistant Secretary